Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), the undersigned officer of Activant Solutions Inc., a Delaware corporation (the “Company”), does hereby certify that, to the best of such officer’s knowledge (i) the Annual Report on Form 10-K for the year ended September 30, 2003 (the “Form 10-K”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Activant Solutions Inc. and will be retained by Activant Solutions Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

By:

/s/ MICHAEL A. AVILES	December 17, 2003
Michael A. Aviles	Date
Chairman of the Board,
President and Chief Executive Officer